UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 27, 2022

First Wave BioPharma, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37853	46-4993860
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Yamato Road, Suite 502 Boca Raton, Florida	33431
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 589-7020

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	FWBI	Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01	Changes in Registrant’s Certifying Accountant.

Dismissal of Previous Independent Registered Public Accounting Firm

On April 27, 2022, the Audit Committee of the Board of Directors (the “Board”) of First Wave BioPharma, Inc. (the “Company”) approved the dismissal of Mazars USA LLP (“Mazars”), as the Company’s independent registered public accounting firm, effective immediately, and the engagement of Marcum LLP (“Marcum”) as the Company’s new independent registered public accounting firm as of and for the year ending December 31, 2022. As described below, the change in independent registered public accounting firm is not the result of any disagreement with Mazars.

Mazars’ audit report on the financial statements for the years ended December 31, 2020 and 2021 did not provide an adverse opinion or disclaimer of opinion to the Company’s financial statements, nor modify or qualify its opinion as to uncertainty, audit scope or accounting principles, except that Mazars’ reports dated March 31, 2021 and March 31, 2022 contained an explanatory paragraph stating there was substantial doubt about the Company’s ability to continue as a going concern.

During the fiscal years ended December 31, 2020 and 2021 and through April 27, 2022, the date of dismissal, there were: (i) no disagreements within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions between the Company and Mazars on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Mazars’s satisfaction, would have caused Mazars to make reference thereto in its report; and (ii) no “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation S-K.

The Company provided Mazars with a copy of the disclosures in this Form 8-K and requested that Mazars furnish the Company with a letter addressed to the Securities and Exchange Commission (the “SEC”), stating whether it agrees with the statements made herein and if not, stating in what respects it does not agree. A copy of Mazars’ letter to the SEC, dated May 3, 2022, is filed as Exhibit 16.1 to this Form 8-K.

Appointment of New Independent Registered Public Accounting Firm

On April 27, 2022, the Audit Committee of the Board approved the engagement of Marcum as the Company’s new independent registered public accounting firm as of and for the year ending December 31, 2022.

During the fiscal years ended December 31, 2020 and 2021 and through April 27, 2022, neither the Company nor anyone on its behalf has consulted with Marcum regarding: (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that Marcum concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue; (ii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions; or (iii) any reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
16.1	Letter from Mazars USA LLP to the U.S. Securities and Exchange Commission, dated May 3, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Wave BioPharma, Inc.

May 3, 2022	By:	/s/ James Sapirstein
	Name:	James Sapirstein
	Title:	Chief Executive Officer